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                                                                   EXHIBIT 10.20

                   CONSULTING SERVICES AGREEMENT ("AGREEMENT")

                                     Between

                       ARV ASSISTED LIVING, INC. (" ARV")
                            a California corporation
          245 Fischer Avenue, Suite D-1 - Costa Mesa, California 92626
                                       and

                         DAVID P. COLLINS ("CONSULTANT")
                            an individual residing at
                545 Emerald Bay - Laguna Beach, California 92651


                                    RECITALS

        A. WHEREAS, Consultant is the former Senior Executive Vice President of ARV and is a member of the Board of Directors of ARV.

        B. WHEREAS, ARV wishes to continue to avail itself of Consultant's experience and expertise and therefore wishes to retain the services of Consultant.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Services to Be Performed By Consultant. Consultant shall provide consulting services relating to the business of ARV as requested by the Directors and Officers of ARV. Consultant's services shall include, but shall not be limited to, consultation relating to the acquisition and/or development of new assisted living facilities and other business opportunities, as well as marketing matters. Consultant shall continue to serve as President of ARV's subsidiary, ARV International, Inc., until the first anniversary (the "Termination Date") of ARV's annual shareholder meeting for the March 31, 1997 fiscal year (the "Effective Date"), currently scheduled for January 28, 1998.

        2. Term and Termination. This Agreement shall be effective as of the Effective Date, and shall continue until the Termination Date, unless terminated earlier as provided herein. Notwithstanding anything herein to the contrary, ARV may immediately terminate this Agreement, with or without cause, upon written notice to Consultant. In the event that this Agreement is terminated by ARV, without cause and earlier than the Termination Date, Consultant shall be entitled to the full amount of compensation set forth in Paragraph 3 of this Agreement.


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        3. Compensation. Consultant shall receive a one-time payment of $50,000 for services performed pursuant to this Agreement through the Termination Date. Such fee shall be paid to Consultant in twelve (12) equal monthly installments, payable in advance. In addition, in exchange for Consultant continuing to act as Senior Executive Vice President from January 1, 1998 through the date of the annual shareholder meeting for the fiscal year ended March 31, 1997 (anticipated to take place on January 28, 1998), Consultant shall receive compensation equal to his monthly compensation under the Employment Agreement that was terminated effective as of December 31, 1997, prorated on a daily basis.

        4. Business Opportunities. ARV, through its subsidiary, ARV International, Inc., shall have the right of first refusal upon all transactions identified by Consultant as potential business opportunities. If ARV determines that it shall not pursue such transactions, Consultant may accept such transactions on his own behalf or for other clients, in which case Consultant shall pay to ARV fifty percent (50%) of any finder's fee or other compensation to which Consultant becomes entitled to receive on the basis of his identification of the business opportunity.

        5. Vesting of Options. Consultant was previously awarded options to purchase the common stock of ARV. Notwithstanding any provision of such Option Agreements, Consultant may exercise such previously-granted options that have vested at any time during the term of this Agreement and for ninety (90) days thereafter. Further, Consultant shall be afforded the benefit of the continued vesting of any such options that, under the terms of the Option Agreements, vest on or before the Termination Date. In the event that during the term of this Agreement there is a change in the ownership, or effective control of ARV or in the ownership of a substantial portion of ARV?s assets, Consultant's said stock options shall immediately vest as if Consultant had provided services for the entire term of this Agreement.

        6. Office. Consultant shall be provided an office at ARV and secretarial support on an as-needed basis.

        8. Expenses. Consultant and ARV's Chief Financial Officer shall establish a travel budget for Consultant and all employees employed to provide services for ARV International, Inc. All expenses incurred by Consultant under the said travel budget shall be divided equally by and among ARV and Consultant.

        9. Independent Contractor. Consultant shall provide services under the terms of this Agreement as an independent contractor and not an employee or agent of ARV.

        10. Governing Law. This Agreement is entered into in the State of California and shall be governed by the laws thereof.

        11. Arbitration. In the event any dispute arises between the parties pertaining to their respective rights and obligations as specified in this Agreement, the dispute shall be arbitrated. The Arbitration shall be submitted to and conducted by the office of the Judicial Arbitration and


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Mediation Services ("JAMS") that is located nearest to the corporate office. The rules and regulations of JAMS shall apply to the Arbitration. Judgment for the award may be entered in any Court having jurisdiction thereof. The prevailing party of such dispute, as determined by the Arbitrator, shall be entitled to attorneys' fees and costs incurred by that party.

        12. Modification of Agreement. This Agreement constitutes the entire agreement between the parties hereto. To be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

        13. Notices. All notices or other communications under this Agreement shall be in writing and shall be deemed to have been given on the date of personal service on the party to whom notice is to be given, or on the second day after mailing if mailed by certified mail, return receipt requested, to the party to whom notice is to be given, and sent to the addresses listed above.

        14. Severability. If a court or an arbitrator of competent jurisdiction holds any provision of this Agreement to be illegal, unenforceable, or invalid in whole or part for any reason, the validity and enforceability of the remaining provisions, or portions of them, will not be affected.

        15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

        IN WITNESS WHEREOF, the parties have each executed this Agreement as of December 31, 1997.

"ARV"                                  "CONSULTANT"
ARV ASSISTED LIVING, INC.,
A CALIFORNIA CORPORATION

By:  /s/                                /s/
     --------------------------------   ----------------------------------------
     Howard G. Phanstiel                David P. Collins
Its: Chairman


By:  /s/
     -------------------------------
     Graham Espley-Jones
Its: Executive Vice President and
     Chief Financial Officer


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